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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 7, 2023
Date of Report (Date of earliest event reported)
TELOS CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-08443	52-0880974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19886 Ashburn Road,
Ashburn, Virginia	20147-2358
(Address of principal executive offices)	(Zip Code)

(703) 724-3800
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name, former address, and former fiscal year, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.001 par value per share	TLS	The Nasdaq Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

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Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On November 7, 2023, the Board of Directors (the “Board”) of Telos Corporation (the “Company) amended and restated the Company’s Bylaws effective as of November 7, 2023. The Bylaws were amended as follows:
•Section 11 of Article III was amended to delegate authority to the Board of Directors, rather than the Audit Committee, to establish the compensation to the directors for their service on the Board.
•Article XIV was amended to give stockholders the power to adopt, alter or repeal any provisions of the Bylaws and to make new Bylaws, by the affirmative vote of the majority of votes entitled to cast on the matter.
The summary of the amended and restated Bylaws above is not intended to be complete and is qualified in its entirety by the Fourth Amended and Restated Bylaws attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Fourth Amended and Restated Bylaws of Telos Corporation, adopted on November 7, 2023
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S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOS CORPORATION

By:	/s/ E. Hutchinson Robbins, Jr.
E. Hutchinson Robbins, Jr.
Executive Vice President, General Counsel
Date: November 9, 2023
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